UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 3, 2004

VALUECLICK, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30135	77-0495335
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4353 Park Terrace Drive Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 575-4500

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On August 3, 2004, ValueClick, Inc. (“ValueClick”) entered into an agreement to acquire privately-held Pricerunner AB (“Pricerunner”), a leading provider of online comparison shopping services in Europe. Under the terms of the agreement, ValueClick would acquire all outstanding equity interests in Pricerunner for an adjusted purchase price of approximately $29.0 million, including cash and approximately 263,000 shares of ValueClick common stock to be issued to three management shareholders of Pricerunner. The stock portion of the consideration is anticipated to be approximately 9% of the total purchase price. In the transaction, ValueClick has agreed to provide additional cash and stock consideration totaling up to $6.0 million, contingent upon Pricerunner exceeding certain performance milestones.

For the six-month period ended April 30, 2004, Pricerunner generated approximately $3.6 million in revenue and approximately $0.8 million in EBITDA. Pricerunner achieved organic revenue growth of more than 80% compared to the same six-month period in 2003. As of April 30, 2004, Pricerunner had approximately $2.5 million in reserve cash.

The information in the preceding paragraph shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, this information shall not be deemed to be incorporated by reference into the filings of ValueClick, Inc. under the Securities Act of 1933, as amended.

The transaction has been approved by the shareholders of Pricerunner and by ValueClick’s Board of Directors, subject to customary closing conditions. The transaction is expected to close in August 2004.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)                        Financial statements of business acquired.

Not Applicable.

(b)                       Pro forma financial information.

Not Applicable.

(c)                        Exhibits.

Exhibit No.	Item

99.1	Press Release dated August 3, 2004 announcing the planned acquisition.

ITEM 12. DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 3, 2004, ValueClick announced its financial results for the fiscal quarter ended June 30, 2004. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) included in the attached press release is a non-GAAP financial measure which represents net income excluding the effects of interest, income taxes, depreciation and amortization. EBITDA, as defined above, may not be similar to EBITDA measures used by other companies and is not a measurement under generally accepted accounting principles.

We believe that EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period to period changes in costs associated with capital investments and income from interest on our cash and marketable securities that are not directly attributable to the underlying performance of the Company’s business operations. Management uses EBITDA in evaluating the overall performance of the Company’s business operations.

Though management finds EBITDA useful for evaluating aspects of the Company’s business, its reliance on this measure is limited because excluded items often have a material effect on the Company’s earnings and earnings per share calculated in accordance with GAAP. Therefore, management always uses EBITDA in conjunction with GAAP earnings and earnings per share measures. The Company believes that EBITDA provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its own evaluation of performance, and a base line for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have this supplemental metric since, with a reconciliation to GAAP, it may provide greater insight into the Company’s financial results.

The non-GAAP measure included in the press release should be considered in addition to, not as a substitute for, or superior to other measures of the Company’s financial position prepared in accordance with generally accepted accounting principles.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ValueClick, Inc.
Dated: August 3, 2004	By:	/s/ Samuel J. Paisley
Samuel J. Paisley
Chief Financial Officer

VALUECLICK, INC..

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated August 3, 2004 announcing plan of acquisition.
99.2	Press Release dated August 3, 2004 reporting second quarter 2004 results.